UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      February 9, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 9, 2005, the United States Court of Appeals for the Second Circuit granted summary judgment in favor of ABM Industries Incorporated (“ABM”) against Zurich American Insurance Company on ABM’s insurance claims for business interruption losses resulting from the World Trade Center (WTC) disaster. ABM’s business interruption losses and other covered losses are eligible for coverage up to the policy maximum of $127 million. The press release discussing the ruling is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated February 10, 2005, announcing the United States Court of Appeals for the Second Circuit’s grant of summary judgment in favor of ABM against Zurich American Insurance Company on ABM’s insurance claims for business interruption losses resulting from the World Trade Center (WTC) disaster.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: February 10, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release dated February 10, 2005, announcing the United States Court of Appeals for the Second Circuit’s grant of summary judgment in favor of ABM against Zurich American Insurance Company on ABM’s insurance claims for business interruption losses resulting from the World Trade Center (WTC) disaster.